OFFICE LEASE

THIS LEASE made and entered into this   1st   day of  November, 2009 by and between  Acclivity Media, LLC  , hereinafter called “Tenant”, and  Parkway Office Condos, LLC , hereinafter called “Landlord”.

WITNESSETH

In consideration of the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:

1.

DEMISED PREMISES.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all those certain premises hereinafter more fully described, together with the buildings and other improvements thereon, for the term and upon the rental herein set forth.  Said demised premises consist more particularly of office space agreed to contain approximately 3,053  sq. ft. office space situated in an office condominium commonly known as  Parkway Office Condominiums , more particularly described on Exhibit “A”.  This lease is subject to the Declaration of Covenants, Conditions, and Restrictions of Parkway Office Condominiums, which is attached to this lease as Exhibit ‘B’ and by reference made a part thereof.

2.

TERM.  To have and to hold said premises unto Tenant for a term of  three  (3) years beginning on the first day of  November , and ending on  October 30, 2012 .  Tenant shall have the option to extend the lease for an additional period of  two (2) years  upon the same terms and conditions, including an annual rent escalation of  three  percent ( 3%) per year.  Rentable square footage is  3,419 sq. ft. office space on the 2nd floor.  Tenant to give Landlord a minimum of three (3) months advanced written notice of their intention to extend the lease.

If Landlord fails to deliver possession of premises ready for occupancy at the commencement of the lease term for any reason beyond Landlord’s control, Landlord shall not be liable for any damage caused thereby, nor shall this Lease become void or voidable, nor shall the lease term be extended, but in such event no rental shall be payable by Tenant to Landlord for any portion of the lease term until Landlord can deliver possession of premises to Tenant ready for occupancy by Tenant as evidenced by a temporary certificate of occupancy issued by South Jordan  City.  However, in the event the demised premises are not completed and ready for occupancy by  November 30th, 2009 , the Tenant herein, at his option, may cancel this lease without any damage.  Landlord will deliver the Premises to Tenant free of structural defects and Hazardous Materials, including, but not limited to, asbestos and in compliance with all known applicable laws, ordinances, rules and regulations of governmental authorities.

3.

RENT.  Tenant shall pay to Landlord as rent for the Premises in advance on the first day of each calendar month for months (1) through  thirty-six (36)  of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States, the following sums, Net Net Net.  Rent schedule to be:

Year	“NNN” Monthly Rent	“NNN” Annual Rent	Rentable Office @ 3,419 sq. ft.
1	$3,989	$47,866	$14.00
2	$4,108	$49,301	$14.42
3	$4,231	$50,772	$14.85

If the commencement date is not the first day of a month, or if the Lease termination date is not the last day of a month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Lease commences and or terminates.

A security deposit of  Two Thousand Five Hundred & 00/100   ($ 2,500.00 ) is to be applied toward last months rent if all terms and conditions of the lease are met.

In the event Tenant fails to pay said rental (including any additional rent due hereunder) on the due date or within ten (10) days thereafter, a late charge of five percent (5%) per month of the delinquent rental shall be added to said rental and paid to Landlord together therewith.

4.

AUTHORIZED USE.  Tenant shall use the leased premises as the principal office,  Acclivity Media, LLC , and for no other purpose whatsoever, without the written consent of the Landlord.

Tenant shall not commit or knowingly permit any waste of the leased premises or use the same for any unlawful purpose.  The Tenant will comply with all applicable federal, state, and local laws, ordinances and regulations relating to the leased premises and its use and operation by the Tenant.

5.

PAYMENT OF TAXES, INSURANCE & COMMON AREA MAINTENANCE.

A.

Tenant shall pay his proportional share of real property taxes with common area maintenance charges (including insurance of the building) utility charges where not separately metered, and the repair, operation, and maintenance of land common area.  Tenant’s proportionate share is ten and 5/10  percent ( 10.5%) and is based on the rentable leased premises square feet compared to the entire project which is  32,535  rentable square feet.  Such payment shall be made by the Tenant to the Landlord on a monthly basis.  Said estimated amount is to be $ 1,154.00  per month.  At year end, the actual taxes levied against property, insurance, and common area charges incurred during the year shall be determined by Landlord and any adjustment in such estimate shall be made, with additional payments by or refunds to Tenant as appropriate.  Landlord will provide an allocation of actual charges at the time the annual adjustment is made, but not later than 120 days following the end of the calendar year. Tenant shall have the right to audit the financial records of Landlord as it pertains to operating expenses.  Landlord to cap controllable expenses at no more than three percent (3%) increase per year.  Controllable expenses do not include property taxes, insurance or utilities. The following shall be excluded from Operating Costs for the Building:

i.

            Costs attributable to original development, such as architectural and engineering;

ii.

Costs attributable to seeking and obtaining new tenants or lease extensions,

             such as advertising, brokerage commissions, or to enforcing leases against tenants in the project, such as attorney’s fees, court costs, adverse judgments and similar expenses;

iii.

Costs that are reimbursed to the Landlord by tenants as a result of provisions contained in their specific leases;

iv.

Reserves for bad debts or future expenditures which would be incurred subsequent to the then current accounting year;

v.

Interest on any mortgages of the Landlord and rental under any ground or underlying lease;

vi.

Repairs and other work occasioned by fire, windstorm or other casualty;

vii.

Any costs, fines or penalties incurred due to violations by Landlord of any leases or any governmental rule or authority;

viii.

Costs attributed to repairing items that are covered by warranties to the extent that Landlord recovers such costs under the warranties;

Notwithstanding the foregoing, capital improvements or capital replacements, shall not be included as part of expense under Section 5.

Landlord expenses provided by its own staff or selected companies shall be comparable to market costs that are typical for comparable buildings within the market area.  Management fees not to exceed five percent (5%) of base rents.

B.

In the event any such real property taxes paid by Tenant cover any period of time prior to commencement or after the expiration of the term of this Lease, Tenant’s share of such taxes shall be equitably prorated to cover only the period of time within the fiscal tax year during which this Lease is in effect, and Landlord shall reimburse Tenant to the extent required.  With respect to any assessments which may be levied against or upon the Premises, or which under the laws then in force may be evidenced by improvement or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate pro-ration for any partial year) and interest due thereon shall be included with the computation of the annual taxes and assessments levied against the Premises.  In the event the Premises are not separately assessed, Tenant’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the Assessor’s worksheets or such other information as may be reasonably available to Landlord, with Landlord’s reasonable determination thereof in good faith to be conclusive.

C.

As used in this Lease, the term “real property tax” shall include any form of assessment levy or tax (other than inheritance, estate, net income or franchise taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government or any school, agricultural, lighting, drainage or other improvement district thereof, whether such tax is (i) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (ii) upon or measured by the value of Tenant’s personal property, equipment or fixtures located in the Premises; or (iii) upon this transaction or any document to which Tenant is a part of creating or transferring an interest or an estate in the Premises; or (iv) whether or not now customary or within the contemplation of the parties.

6.

CONDITION OF THE PREMISES.  The Tenant shall inspect the leased premises and any improvement work done within thirty (30) days of the time Landlord delivers premises to the Tenant.  Tenant shall either accept the leased premises in the condition they are in at the time of its taking possession of said premises or Tenant shall make a “punch list”, of mutually agreed upon, items Landlord must complete after the inspection.  Tenant agrees, if, during the term of this Lease, Tenant shall change the usual method of conducting Tenant’s business on the leased premises, or should Tenant install thereon or therein any new facilities, Tenant will, at the sole cost and expense of the Tenant, make alterations or improvements in or to the demised premises which may be required by reason of any federal or state law, or by municipal ordinance or regulation applicable thereto, otherwise such alterations or improvements shall be at Landlord’s expense.  Landlord warrants that the building, on the date of occupancy, meets all currently known applicable federal, state, and municipal laws and ordinances.

Plans and specifications of the building to be constructed for Tenant’s occupancy are to be Exhibit “B” of this Lease.  Landlord agrees to deliver the improvements according to the plans and specifications.  Tenant’s finish allowance is  One Hundred Six Eight Fifty  Five and no/100  ($ 106,855 ).

7.

INSURANCE.

A.

Landlord’s Insurance.  Landlord will carry and maintain general liability and property insurance as set forth herein.  Landlord agrees to carry, during the term hereof, commercial general liability insurance (“Landlord’s Liability Insurance”) with a combined single limit of not less than $1,000,000.00 per occurrence, insuring against any and all liability of Landlord with respect to the ownership, operation and/or use of the Building.  Landlord also agrees to carry, during the term hereof, insurance covering the building of which the Premises are a part for the full replacement value thereof (exclusive of the cost of excavations, foundations and footing and tenant’s personal property, trade fixtures and equipment) as may be determined from time to time during the lease term providing protection against any peril generally included in the classification “all risk” covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage insuring the improvements and betterments located in the Building, including the Premises and all appurtenances thereto (excluding Tenant’s personal property, trade fixtures and equipment) (“Landlord’s Property Insurance”).  In the event Landlord carries foundation insurance on the Premises, that increased portion of the premium shall be at Landlord’s sole cost and expense. Said insurance policies shall be with an insurance company or companies with general policy holders’ rating of not less than “A-VII” as rated in the most current available Best’s Key Rating Guide and which are qualified to do business in the state in which the Premises are located.  Landlord’s Liability Insurance and Landlord’s Property Insurance shall collectively be deemed Landlord’s Insurance Policies.

B.

Tenant’s Insurance.  Tenant shall, during the entire Lease Term, keep in full force and effect a policy or policies of commercial general liability insurance and property damage insurance with respect to the Premises and the business operated by Tenant, and any sublessee of Tenant in the Premises, in which the combined single limit of liability shall be not less than $1,000,000.00.  Said policy shall name Landlord and Landlord’s lender as additional insured and contain a clause that the insurer shall endeavor to not cancel or change the insurance coverage limits without first giving Landlord thirty (30) days prior written notice, except cancellation for nonpayment of premium, in which case only ten (10) days prior written notice shall be required.  Said insurance policy shall be with an insurance company or companies with general policy holders’ rating of not less than “A-VII” as rated in the most current available Best’s Key Rating Guide and which are qualified to do business in the state in which the Premises are located.

8.

MAINTENANCE AND REPAIRS, ALTERATIONS AND ADDITIONS.

A.

Maintenance and Repair By Tenant.  Tenant shall at all times throughout the Lease Term, at its sole cost and expense, keep the interior of the Premises, including the interior wall and nonstructural portions of the Premises, all windows, floor coverings, sills, door closures, moldings, trim of all doors and window partitions, door surfaces and fixtures in good order, condition, and repair.  Without limiting the generalities thereof, Tenant shall keep the glass of all windows, doors, and showcases clean and presentable; immediately replace all broken glass in the Premises.  Tenant to be responsible for interior janitorial expense.

Upon expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, broom clean, ordinary wear and tear and damage by fire, earthquake, act of God, or the elements also excepted.  Tenant, at its sole cost and expense, agrees to repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, moveable partition, or permanent improvements or addition, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord or Landlord’s reasonable satisfaction.

B.

Failure To Maintain By Tenant.   If Tenant fails to keep and preserve the Premises as set forth in Section 8A above, and after which Landlord has given Tenant thirty (30) days written notice of such failure, Landlord may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, upon receipt of written statements and copies of invoices from Landlord’s contractor(s) and/or vendor(s), Tenant shall promptly pay the entire cost thereof as Additional Rent.  Landlord shall have the right, without liability, to enter the Premises for the purpose of making such repairs upon the failure of the Tenant to do so.

C.

Maintenance and Repair by Landlord.  Landlord covenants and agrees, at its expense without reimbursement or contribution by Tenant to keep, maintain, and replace, if necessary, foundations, exterior surfaces, plumbing system to the point of distribution within the Premises, electrical system to the point of distribution within the Premises sprinkler mains and monitoring systems, if any, all structural systems, including without limitation, the roof, roof membrane, roof covering, load bearing walls, floors, slabs, and masonry walls in good condition and repair.  Plumbing, heating, air conditioning, ventilating (HVAC) and electrical systems to be maintained pursuant to a maintenance contract(s) and be an operating expense of the premises.  The Tenant to pay their proportionate share of the cost as per 5A above.

D.

Failure To Maintain By Landlord.  If Landlord fails to keep and preserve the Premises as set forth in Section 8C above, and after which Tenant has given Landlord five (5) days written notice of such failure, or a reasonable amount of time given the nature of the repair, unless such concerns the failure to maintain, repair or replace the roof, in which case Tenant shall only be required to provide Landlord with five (5) days prior written notice, or unless such failure results in an emergency, in which case, no prior notice is required, Tenant may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, Landlord shall reimburse Tenant the amounts incurred by Tenant in performing such repairs within thirty (30) days after delivering to Landlord written statements and copies of invoices from Tenant’s contractor(s) and/or vendor(s).  In the event Landlord shall fail to so reimburse Tenant, Tenant may credit the amounts due Tenant by Landlord against any payment becoming due under this Lease or any other payment obligations under this Lease. Further, in the event any repairs or construction by Landlord, whether under this provision or any other provision of this Lease, results in all or part of the Premises being closed for business or Tenant’s business is adversely impacted, Tenant’s Base Rent, Additional Rent and other charges shall be abated in the same proportion that the Premises are closed for business or Tenant’s business is adversely impacted until such time as Tenant is able to reopen such portions of the Premises for business or Landlord completes its repairs or construction.

9.

ALTERATIONS OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES.  Tenant may, with written consent of Landlord, of which shall not be unreasonably withheld or delayed, but at Tenant’s sole cost and expense in a good and workmanlike manner, make such alterations and repairs to the leased premises as Tenant may require for the conduct of its business without, however, materially altering the basic character of the building or improvements, or weakening any structure on the demised premises.  Tenant shall have the right with the written permission of Landlord, to erect, at Tenant’s sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of Tenant’s business and to install telephone equipment and wiring, electrical fixtures, additional lights and wiring, and other trade appliances.  Any alterations or improvements to the leased premises, including partitions, all electrical fixtures, lights and wiring shall, at the option of the Landlord, become the property of the Landlord at the expiration or sooner termination of this Lease.  Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the premises as described below.  Trade fixtures installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent due hereunder to Landlord shall have been complied with and paid.  At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said trade fixtures, and repair in a good workmanlike manner, all damage done to the leased premises by such removal.

10.

ERECTION AND REMOVAL OF SIGNS.  Tenant may place suitable signs on the leased premises for the purpose of indicating the nature of the business carried on by Tenant in said premises, provided that such signs shall be in keeping with other signs in the district where the leased premises are located; and provided that the location and size of such signs shall be approved by Landlord prior to their erection.  Signs shall be removed prior to the expiration of this Lease and any damage to the Leased Premises caused by installation or removal of signs, shall be repaired at the expense of the Tenant.  All work shall be completed in a good workmanlike manner.  Tenant to have signage on the building monument sign.

11.

RIGHT OF ENTRY BY LANDLORD.  Tenant shall permit inspection of the demised premises during reasonable business hours, by appointment, by Landlord or Landlord’s agents or representatives for the purpose of ascertaining the condition of the demised premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease.  Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the demised premises that the same are “For Rent” and may show the premises to prospective tenants at reasonable times.  Landlord may not, however, thereby unnecessarily interfere with the use of demised premises by Tenant.

12.

ASSIGNMENT AND SUBLETTING.  Neither this Lease nor any interest herein may be assigned by Tenant voluntarily or involuntarily, by operation of law, and neither all nor any part of the leased premises shall be sublet by Tenant without the written consent of Landlord; which consent or disapproval to be given within seven (7) days from receipt of written notice of intent to sublet by Tenant; however, Landlord agrees not to withhold consent unreasonably for Tenant to sublet the demised premises.

13.

DAMAGE OR DESTRUCTION.  If the demised premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised premises.  If such damage or destruction shall render the premises un-tenantable in whole or in part, the rent shall be abated wholly or proportionately, as the case may be, until the damage shall be repaired and the premises restored.  If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e. expenditure of fifty percent (50%) or more of replacement cost of the building or buildings on the demised premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction.  Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the leased premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage.  Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving risk to the loss or damage, shall not be excused under the foregoing release and waiver.

14.

INJURIES AND PROPERTY DAMAGE.

A.

Tenant Indemnification.  Except to the negligence or willful or omission of Landlord or its employees, agents and invitees, Tenant will save and hold Landlord and Landlord’s offices, directors and/or partners harmless from and against any and all losses, damages, liability, or expense (including reasonable attorneys’ fees) resulting from, claimed by or against, or incurred by Landlord, arising from any negligence or willful acts or omissions of Tenant or any officer, agent, contractor, or employee of Tenant in or about the Premises.

B.

Landlord Indemnification.  Except to the extent of the negligence or willful misconduct of Tenant or its employees, agents, and invitees, Landlord does hereby indemnify and save harmless Tenant and its agents and employees from all claims, actions, demands, costs and expenses and liability whatsoever, including reasonable attorney’s fees, on account of any such real or claimed damage or liability, arising from or caused in whole or in part by: a) the operation of the Building by Landlord, b) the construction of the Building and any defect in or failure of the structure or structural portions of the Premises and Building, c) any negligent or intentionally wrongful act or omission of Landlord, its agents, contractors, servants, employees, or invitees.

C.

Survival. The obligations of Tenant and Landlord under this Section arising by reason of any occurrence taking place during the term of this Lease shall survive the expiration or earlier termination of this Lease.

15.

SURRENDER OF PREMISES.  Tenant agrees to surrender the leased premises at expiration or sooner termination of the term of this Lease or any extension thereof in the same condition as when said premises were delivered to Tenant, or as altered pursuant to the provisions of this Lease; ordinary wear, tear and damage by the elements excepted.  Tenant shall remove all of its personal property.  Tenant agrees to pay a reasonable cleaning charge should it be necessary for Landlord to restore or cause to be restored the premises to the same condition as when said premises were delivered to Tenant, ordinary wear and tear excepted.

16.

HOLDOVER.  Should the Landlord permit Tenant to holdover the leased premises or any part thereof, after the expiration of the term of this Lease, then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect.  During the month-to-month tenancy, Tenant agrees to give Landlord thirty (30) days prior written notice of its intent to vacate premises. Tenant agrees to vacate the premises upon thirty (30) days prior written notice from Landlord.  The rental for the month-to-month tenancy shall be set at no more than ten percent (10%) over the rent prevailing under this Lease when the month-to-month tenancy begins

17.

QUIET ENJOYMENT.  If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised premises, subject to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised premises throughout the terms of this Lease.

18.

WAIVER OF COVENANTS.  The failure of any party to enforce the provisions of this Lease shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived, regardless of a party’s knowledge of a breach hereunder.

19.

DEFAULT.

A.

Tenant Default.  If Tenant shall make default in the fulfillment of any of the covenants and conditions hereof, except default in payment of rent, Landlord may, at its option, after 30 days prior notice to Tenant, make performance for Tenant and for the purpose advance such amounts as may be necessary.  Any amounts so advanced, or any expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant agreement, obligation or provision of this Lease, shall be deemed to be additional rent for the leased premises and shall be due and payable to Landlord on demand.  The acceptance by Landlord of any installment of fixed rent or of any additional rent due under this or any other paragraph of this lease shall not be a waiver of any other rent then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease.  Interest shall be paid to Landlord on all sums advanced by Landlord at an annual interest rate of 2% over the prime rate charged by  Zions  Bank, Salt Lake City, Utah.

If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of thirty (30) days after notice, then Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term of this Lease and Tenant shall quit and surrender the leased premises.

B.

Landlord Default.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event, except as otherwise provided for in this Lease, more than thirty (30) days after written notice by Tenant to Landlord.  Said notice shall specify wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  If default cannot be cured within  the time periods provided for within this paragraph, Tenant shall have the right to terminate this Lease as a result of Landlord’s default or credit any claimed amount against any Base Rent, or other sum then or thereafter due Landlord.

20.

DEFAULT IN RENT, INSOLVENCY OF TENANT.  If Tenant shall make default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of ten (10) days after written notice to Tenant, or if the leased premises or any part thereof shall be abandoned or vacated or if Tenant shall be legally dismissed therefrom by or under any authority other than Landlord, or if Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency or Bankruptcy Act or any amendment hereafter made, seeking to effect its reorganization or a composition with its creditors, or if any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the leased premises or if any proceedings shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord, in addition to any other rights or remedies it may have under the laws of the State of Utah.

Landlord may elect to reenter, as herein provided, or Landlord may take possession pursuant to this Lease and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord’s sole discretion may deem advisable subject to the legal remedy provided the Landlord by the laws of the State of Utah.

21.

ENFORCEMENT.  In the event either party shall enforce the terms of this Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including a reasonable attorney’s fee.

22.

FAILURE TO PERFORM COVENANT.  Any failure on the part of either party to this Lease to perform any obligations hereunder, other than Tenant’s obligation to pay rent, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

23.

RIGHTS OF SUCCESSORS AND ASSIGNS.  The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest except and expressly otherwise herein above provided.

24.

TIME.  Time is of the essence of this Lease and every term, covenant, and condition herein contained.

25.

LIENS.  Tenant agrees not to permit any lien for monies owing by Tenant to remain against the leased premises for a period of more than thirty (30) days following discovery of the same by Tenant, provided that nothing herein contained shall prevent Tenant in good faith and for good cause from contesting the claim or claims of any person, firm or corporation growing out of Tenant’s operation of the demised premises or costs of improvements by Tenant on the said premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided shall not be a violation of this Lease or any covenant thereof.  Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may, at Landlord’s option (but without any obligation so to do), pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the leased premise which Tenant is obligated hereunder to pay and which might become a lien on said premises.  Tenant agrees to repay any sum so paid by Landlord on demand therefore, as provided for under “DEFAULT” herein.  Tenant’s obligations regarding mechanics liens shall be satisfied if during any period that a lien is disputed, Tenant provides a bond sufficient for the satisfaction of lien together with costs and interest.

26.

CONSTRUCTION OF LEASE.  Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

27.

PARAGRAPH HEADINGS.  The paragraph headings as to the contents of particular paragraphs herein are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

28.

NOTICES.  It is agreed that all notices required or permitted to be given hereunder, or for purposes of billing process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by a communication in writing by United States mail, postage prepaid and certified and addressed as follows:

LANDLORD:

Parkway Office Condos, LLC

Attn:  Robert Baxter

10421 So. Jordan Parkway, Suite #600

South Jordan, UT  84095

TENANT:

Acclivity Media, LLC

912 W. Baxter Drive, Suite 200

South Jordan, UT  84095

29.

COMMISSIONS.  Landlord acknowledges the services of Chapman Richards & Associates as Real Estate Broker in this transaction.  In consideration of the effort of said Broker in obtaining Tenant herein, Landlord does hereby agree to pay said Broker for services rendered, commissions on the rental of the demised premises at the rate specified and in accordance with Exhibit “C” annexed to Landlord’s copy of this Lease and made a part hereof.

30.

GOVERNING LAW.  The terms of this Agreement shall be governed by and construed in accordance with Utah Law.

31.

DOCUMENTATION.  The parties hereto agree to execute such additional documentation as may be necessary or desirable to carry out the intent of this Agreement.

32.

CONTINGENCY REGARDING USE.  This Lease is contingent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations, or other reasons which would prohibit Tenant from using the above described premises for the purposes described herein or prohibit completion of the build out of the tenant space as approved by the parties to this lease.

33.

EMINENT DOMAIN.  If at any time during the term of this Lease the entire premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority.  If all or any substantial portion of the Tenant’s premises shall be taken, Landlord may terminate this Lease at its option, by giving the other party written notice of such termination within thirty (30) days of such taking.

Otherwise this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the premises so taken bears to the total premises.  Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such taking.  Nothing in this Article shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant’s business.

34.

REPRESENTATION REGARDING AUTHORITY.  The persons who have executed this Lease represent and warrant that they are duly authorized to execute this Lease in their individual or representative capacity as indicated.

35.

ENTIRE AGREEMENT.  This Lease Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements.  This Lease may not be altered or amended except by a subsequent written agreement executed by all of the parties hereto.

36.

REVIEW OF DOCUMENTS.  The parties hereto represent that they have read and understand the terms of this Lease, and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

37.

KEYS AND LOCKS.  The Tenant shall not change locks or install other locks on doors without the written consent of the Landlord which agrees not to unreasonably withhold his consent.  Tenant, upon the termination of the Tenancy, shall deliver to the Landlord all the keys to the offices, rooms, and toilet rooms which have been furnished to the Tenant.

38.

AUCTION, FIRE, OR BANKRUPTCY SALE.  Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the premises.

39.

CARPETING DAMAGE AND CHAIRMATS.  Tenant agrees to be responsible for the replacement of carpeting in the demised premises if same shall be damaged by burning or stains resulting from spilling anything on said carpet, reasonable wear and tear excepted.  Tenant further agrees to use chairmats under all chairs used with desks.

40.

AGENCY DISCLOSURE.  At the signing of this agreement, the listing agent,

 Richard W. Hobson and George Richards, principal broker represents Landlord and the Tenant.  Landlord and Tenant confirm that prior to signing this Agreement, written disclosure of the agency relationship was provided to them. In this transaction both are acting as limited agents.

Landlord’s Initials (       /s/        )

Tenant’s Initials (        /s/       )

41.

BINDING ARBITRATION.  In the event a claim or controversy arises concerning any failure between Landlord and Tenant, Landlord and Tenant hereby agree that such claim or controversy shall be settled by final, binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association which rules are incorporated herein by reference provided that all persons nominated to act as arbitrators shall be attorneys at law duly licensed before the courts in the State of Utah where any arbitration shall be conducted.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

Deposition may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings.  The unsuccessful party shall pay the costs of conducting the arbitration.  In the event any arbitration or legal action to enforce an arbitration award is commenced to recover compensation hereunder, the prevailing party shall be entitled to recover its expenses and reasonable attorney’s fees incurred therein from the unsuccessful party.

42.

ACCEPTANCE.  This Lease must be accepted by all parties on or before August,15th 2009.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first written above.

LANDLORD:

TENANT:

PARKWAY OFFICE CONDOS, LLC

ACCLIVITY MEDIA, LLC

By:  /s/Robert Baxter

By: /s/Robert A. Bryson

       Robert Baxter

       Managing Partner

Its: Managing Partner

Its: President

Date:

Date: